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                                                                    Exhibit 99.1

[FIEDLITY LOGO]                                                    PRESS RELEASE


    FIDELITY NATIONAL FINANCIAL, INC. REPORTS FIRST QUARTER 2003 EPS OF $1.44

Irvine, Calif. -- (April 23, 2003) -- Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products, services and solutions to the real estate and financial services industries, today reported operating results for the three-month period ended March 31, 2003.

           1st Quarter 2003                      1st Quarter 2002
           ----------------                      ----------------
             Net Earnings                          Net Earnings
             ------------                          ------------
             $144 million                          $101 million
        $1.44 per diluted share               $1.03 per diluted share


      - Revenue for the first quarter of 2003 was $1.4 billion, compared with $1.1 billion for the first quarter of 2002

      - Total title premiums were $968 million for the first quarter of 2003 versus $729 million for the prior year period

      - Real estate related services revenue was $174 million, compared with $116 million for the first quarter of 2002

      -     Cash flow from operations was $189 million for the first quarter of
            2003

      - Annualized return on average equity was 24.0 percent for the first quarter of 2003

      - The Company repurchased 598,900 shares of its common stock for $19.7 million during the first quarter and has repurchased a total of 2,634,070 shares from inception of its systematic repurchase program on May 15, 2002 through March 31, 2003

      "Our momentum has continued into 2003, both financially and strategically," said Chairman and Chief Executive Officer William P. Foley, II. "Most importantly, we closed the
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AIS acquisition on April 1, forming Fidelity Information Services. The first quarter results do not include any impact of this new business. Fidelity Information Services accelerates our ongoing evolution into a fully diversified provider of products, services and solutions to the real estate and financial services industries and provides a significant and recurring stream of revenue and earnings that is not specifically tied to the level of mortgage originations."

      The following table depicts monthly direct orders opened and closed for the first quarter of both 2003 and 2002:

          MONTH                       DIRECT ORDERS OPENED           DIRECT ORDERS CLOSED         CLOSING %
          -----                       --------------------           --------------------         ---------
       January 2003                         369,000                        232,700                   63%
      February 2003                         380,300                        235,500                   62%
        March 2003                          507,000                        278,700                   55%
                                            -------                        -------
    First Quarter 2003                     1,256,300                       746,900                   60%
                                           =========                       =======                   ===

       January 2002                         204,800                         167,600                  82%
      February 2002                         193,400                        155,200                   80%
        March 2002                          205,500                        170,000                   83%
                                            -------                        -------
    First Quarter 2002                      603,700                        492,800                   82%
                                            =======                        =======                   ===

      "Order volumes were tremendous in the first quarter as we opened 1.25 million orders, or more than 20,000 per business day," said President R. Randy Quirk. "We built significant inventory during the quarter as the closing percentage fell to 60%, indicative of the dramatic increase in open order volumes. The second and third quarter financial results will be positively impacted by this trend in open order momentum."

      Fidelity National Financial, Inc., number 326 on the Fortune 500, is a provider of products, services and solutions to the real estate and financial services industries. The Company had total
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revenue of $5.1 billion and earned more than $530 million in 2002, with cash flow from operations of nearly $815 million. FNF is the nation's largest title insurance company and also performs other real estate-related services such as escrow, default management, mortgage loan fulfillment, exchange intermediary services and homeowners, flood and home warranty insurance. FNF is also one of the world's largest providers of information-based technology solutions and processing services to the mortgage and financial services industries through its subsidiary Fidelity Information Services, which has clients in more than 50 countries. It processes nearly 50 percent of all U. S. residential mortgages, with balances exceeding $2 trillion and has processing and technology relationships with 48 of the top 50 U. S. banks who rely on Fidelity Information Services' processing and outsourcing products and services. More than 34 percent of the total dollar volume of all outstanding consumer loans in the country, including mortgages, is processed on Fidelity Information Services software applications. Fidelity National Information Solutions (NASDAQ: FNIS), a majority-owned, publicly traded subsidiary of FNF, provides data and valuations, technology solutions and services for the real estate and mortgage industries. More information about the FNF family of companies can be found at www.fnf.com, www.fidelityinfoservices.com and www.fnis.com.

      This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the "Management's Discussion and Analysis" section of the
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Company's Form 10-K and other reports and filings with the Securities and
Exchange Commission.

SOURCE:  Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 805-696-7218, dkmurphy@fnf.com
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                        FIDELITY NATIONAL FINANCIAL, INC.
                               SUMMARY OF EARNINGS
         (In thousands, except per share amounts and order information)
                                   (Unaudited)

                                                Three months ended
                                                    March 31,
                                           ----------------------------
                                              2003              2002
                                           ----------        ----------
Direct title premiums                      $  473,230        $  337,176
Agency title premiums                         494,431           392,186
                                           ----------        ----------
         Total title premiums                 967,661           729,362

Escrow and other title-related fees           266,927           189,295
Real estate related services                  174,205           115,909
Interest and investment income                 17,057            18,281
Realized investment gains (losses)              6,633             7,058
Other income                                    4,393             6,955
                                           ----------        ----------
         Total revenue                      1,436,876         1,066,860

Personnel costs                               441,339           330,138
Other operating expenses                      315,609           221,123
Agent commissions                             387,213           308,971
Claim loss expense                             48,384            36,468
Interest expense                                8,060             8,617
                                           ----------        ----------
         Total expenses                     1,200,605           905,317

Earnings before income taxes                  236,271           161,543
Income tax expense                             87,420            58,154
Minority interest                               5,272             2,404
                                           ----------        ----------

Net earnings                               $  143,579        $  100,985
                                           ==========        ==========

Net earnings per share - basic             $     1.49        $     1.07
                                           ==========        ==========
Net earnings per share - diluted           $     1.44        $     1.03
                                           ==========        ==========

Weighted average shares - basic                96,314            94,577
                                           ==========        ==========
Weighted average shares - diluted              99,366            97,749
                                           ==========        ==========

Direct orders opened                        1,256,300           603,700
Direct orders closed                          746,900           492,800

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                        SUMMARY BALANCE SHEET INFORMATION
                    (In thousands, except per share amounts)


                                      March 31,        December 31,
                                        2003               2002
                                      ---------        ------------
                                    (Unaudited)
Cash and investment portfolio        $3,348,047        $3,048,208
Goodwill                              1,216,374           996,613
Total assets                          5,864,546         5,245,744
Notes payable                           717,228           493,458
Reserve for claim losses                902,753           887,973
Total equity                          2,518,212         2,253,936
Book value per share                      25.24             23.55


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